UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Branca Road

East Rutherford, NJ 07073

(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 9, 2015, the Company and Manatuck Hill Partners, LLC (“Manatuck”) entered into a letter agreement (the “Manatuck Letter Agreement”) whereby the Company and Manatuck agreed to extend the maturity date of the convertible redeemable debenture (the “Manatuck Debenture”) issued in favor of Manatuck on December 19, 2014. Pursuant to the terms of the Manatuck Letter Agreement the maturity date of the Manatuck Debenture has been extended to May 19, 2016 (the “Maturity Date Extension”). Among other consideration for the Maturity Date Extension, the Company agreed to issue Manatuck 30,000 shares of the Company’s restricted common stock upon execution and delivery of the Manatuck Letter Agreement.

The above descriptions of the Manatuck Debenture and the Manatuck Letter Agreement do not purport to be complete and are qualified in their entirety by the full text of the documents, filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Convertible Redeemable Debenture issued in favor of Manatuck Hill Partners, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Form 10-Q filed on December 22, 2014)

10.2	Letter Agreement dated April 9, 2015 by and between the Company and Manatuck Hill Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: April 15, 2015	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer